Exhibit 99.1

Assignment and Assumption of Membership InterestS

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (“Assignment”) is made on _________ (the “Effective Date”), by and between Pure Harvest Colorado, LLC (“Assignor”), and PH Invesco, LLC (“Assignee”). Assignor and Assignee may be referred to collectively as the “Parties” and each separately as a “Party.”

RECITALS

WHEREAS, Assignor holds one hundred percent (100%) of the membership interests (“Membership Interests”) in Sofa King Medicinal Wellness Products, LLC (the “Company”); and

WHEREAS, pursuant to and in compliance with that certain Settlement Agreement by and between Assignor, Assignee, Company, Timothy Topp, Rick O’Shea, Eric Boivin, Cornbuck-Aurora, LLC, Pure Harvest Corporate Group, Inc., and Matthew Gregarek dated as of _________ (the “Agreement”), Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, one hundred percent (100%) of Assignor’s Membership Interests in the Company (the “Assigned Interest”) pursuant to the terms and conditions of the Agreement; and

WHEREAS, the effectiveness of this Assignment is contingent upon receiving approvals for the transactions contemplated herein from (i) the Marijuana Enforcement Division of the Colorado Department of Revenue (the “MED”) and (ii) the applicable marijuana regulatory agencies in each local jurisdiction where the Company is licensed to operate (the “Localities”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises contained in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
2.	Assignment and Acceptance. Subject to and contingent upon receiving all applicable regulatory approvals from the MED and the Localities along with Assignee dismissing all complaints and lawsuits against Pure Harvest Corporate Group, Inc, Pure Harvest Colorado, LLC and Matthew Gregarek as an individual, Assignor does hereby assign and transfer to Assignee, free and clear of all liens, encumbrances, security interests, options and claims of any kind, all of Assignor’s right, title, and interest in and to the Assigned Interest and Assignee hereby accepts the assignment of all of Assignor’s right, title, and interest in and to the Assigned Interest (the “Transfer”).
3.	Assignment. This Assignment and all of the provisions hereof shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. Neither this Assignment nor any rights, benefits or obligations set forth herein may be assigned by any Party without the other Party’s written consent, except that Assignee and its permitted assigns may assign this Assignment and any of the provisions hereof without the written consent of Assignor.

4.	Further Assurances. The Parties shall use commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper, or advisable, and execute and deliver such documentation and instruments as may be required to effectuate the Transfer.
5.	Conflict of Terms. Nothing in this Assignment shall alter any liability or obligation of the Parties arising under the Agreement.
6.	Counterparts. This Assignment may be signed in any number of counterparts, each of which shall be an original and, when taken together, shall constitute one agreement. Photocopies, facsimile transmissions, or email transmissions of Adobe portable document format files (also known as “PDF” files) of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures.
7.	Governing Law/Venue. The validity, enforceability and interpretation of this Assignment will be determined and governed by the laws of the State of Colorado, without giving effect to any principles regarding conflicts of laws. The Parties consent to the exclusive jurisdiction of and venue in the state courts of Colorado with respect to any dispute relating to or arising out of the Assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the Effective Date.

ASSIGNOR:

Pure Harvest COLORADO, LLC

By: Pure Harvest corporate group, inc., ITS sole MEMBER & Manager

By: _________________

Name: ______________

Its: _________________

ASSIGNEE:

PH INVESCO, LLC

By:___________________

Name: _________________

Title:___________________